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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           SCHEDULE 14A INFORMATION
                                (RULE 14A-101)
                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Under Rule 14a-12

                            CTB INTERNATIONAL CORP.
               (Name of Registrant as Specified in Its Charter)

   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

                             ---------------------

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:


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The following press release was issued by CTB International Corp. October 4,
2002.

FOR IMMEDIATE RELEASE                                       RELEASE #021004SM
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Contact: Don Steinhilber, Vice President and Chief Financial Officer,
         (574) 658-4191


                       CTB INTERNATIONAL CORP. ANNOUNCES
                        SPECIAL MEETING OF SHAREHOLDERS

MILFORD, Ind., Oct. 4, 2002 - CTB International Corp. (NASDAQ: CTBC), a worldwide leader in equipment for the poultry, hog, egg production and grain industries, announced today it has scheduled a special meeting of its shareholders to consider and act on a proposal to approve CTB's previously-announced merger agreement with Berkshire Hathaway Inc. (NYSE:
BRK.A, BRK.B).

The special meeting will be held on October 30, 2002, at 10:00 a.m., local time, at the CTB Conference Center, 410 North Higbee Street, Milford, Indiana. Shareholders of record at the close of business on September 9, 2002, the record date for the special meeting, will be entitled to vote at the meeting.

CTB is a leading designer, manufacturer and marketer of equipment and systems for the poultry, hog, egg production and grain industries. It has approximately 1,300 employees and has facilities throughout the United States, Europe and Latin America and a worldwide distribution network. (For more information, see www.ctbinc.com.)

Berkshire Hathaway is a holding company owning subsidiaries engaged in a number of diverse business activities. The most important of these is the property and casualty insurance business conducted on both a direct and reinsurance basis through a number of subsidiaries. (See www.berkshirehathaway.com.)


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IMPORTANT LEGAL INFORMATION

In connection with the merger contemplated by the Agreement and Plan of Merger dated as of August 16, 2002, CTB International Corp. filed a definitive proxy statement with the U.S. Securities and Exchange Commission (SEC) on October 4, 2002. Investors and security holders are urged to read the definitive proxy statement because it contains important information about CTB, the proposed transaction and related matters. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by CTB with the SEC at the SEC's web site at www.sec.gov. The proxy statement is publicly available and first being mailed to shareholders on or about October 9, 2002.

CTB and its directors, executive officers and certain other members of management and other employees may be deemed to be participants in the solicitation of proxies of CTB shareholders to approve the proposed merger. Such persons may have interests in the merger, including as a result of holding options or shares of CTB stock. Berkshire Hathaway may also be deemed a participant in such solicitation by virtue of its execution of the definitive merger agreement and shareholders agreement. A detailed list of the names, affiliations and interests of the participants in the solicitation is contained in the proxy statement that has been filed by CTB with the SEC.

The definitive proxy statement and other related SEC documents may also be obtained free of cost by directing a request to the following investor relations contact:

Susan Hight
Manager of Corporate Communications
CTB International Corp.
(574) 658-4191